UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

CROWN BAUS CAPITAL CORP.

(Exact name of registrant as specified in charter)

Nevada	333-183239	99-0373498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9107 Wilshire Blvd, Suite 450 Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

1-866-784-7239

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement

On March 1, 2018, Crown Baus Capital Corp. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with Carmen Dupetit and Alfredo Dupetit (collectively the “Sellers”), who are the owners of the Cannabia International Trademark (the “Trademark”).

Cannabia has been brewed since 1996, it is known as 1st beverage containing hemp. Since 1996 there has been over 3 million bottles of Cannabia sold, always the same EU organic certified quality. Family owned and operated company that has never stopped production since inception. Cannabia is currently being exported to France, Spain, Japan, GB, Greece, Barbados, and sold in Germany, under the Cannabia Brand TM.

The Agreement provides for the purchase of all the Sellers rights, assets, technology, intellectual property, trademarks, titles and interest in the Trademark in exchange for the payment of $2 million cash within 12 months and the issuance of 5 million restricted common shares to the Sellers. The cash portion will be discounted by $1 million if paid within 3 months from the date of the Agreement or by $500,000 if paid within 6 months of the date of the agreement. The Closing Date of the Agreement is May 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN BAUS CAPITAL CORP.

Date: March 16, 2018	By:	/s/ Raymond C. Dabney
Raymond C. Dabney, President & C.E.O.

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